UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2015

Biota Pharmaceuticals, Inc. (Exact name of Registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2500 Northwinds Parkway, Suite 100
Alpharetta, GA	30009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 221-3350

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 25, 2015, Biota Pharmaceuticals, Inc. (the “Company”), each of the shareholders of Anaconda Pharma (“Anaconda”) party thereto (the “Sellers”), and the Holder Representative thereunder entered into a Stock Purchase Agreement (the “Agreement”), pursuant to which the Company has agreed to acquire all of Anaconda’s outstanding shares for an aggregate purchase price consisting of (i) the issuance of 3.5 million shares of the Company’s common stock and payment of $8.0 million in cash at closing, subject to certain closing and post-closing adjustments, (ii) an aggregate of up to $30.0 million of contingent payments, a portion of which is payable, at the election of the Company, in either cash, shares of the Company’s common stock or a combination thereof, and the balance of which is payable in cash, upon the occurrence of certain future clinical and regulatory milestones, and (iii) low single-digit royalty payments, payable in cash, based on net sales of products covered by valid claims originating from Anaconda’s portfolio of patents. Anaconda is developing a patented, direct-acting antiviral for the treatment of condyloma and the orphan disease recurrent respiratory papillomatosis, which are both caused by human papillomavirus (“HPV”) types 6 and 11. Anaconda has completed a Phase 2a clinical trial demonstrating biological activity in significantly reducing the surface area of condyloma caused by HPV types 6 and 11.

The Agreement contains customary representations, warranties, covenants and indemnification provisions. Subject to the satisfaction of customary closing conditions set forth in the Agreement, including approval of the transaction by the French Ministry of Finance and Economics, the Company expects the transaction to close by the end of April 2015.

Neither the Company nor any of its affiliates has any material relationship with Anaconda or any of the Sellers.

The Company intends to fund the cash portion of the purchase price that is payable at closing, as well as fees and expenses related to the transaction, with cash on hand.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete.

Item 7.01 Regulation FD Disclosure

On February 26, 2015, the Company issued a press release announcing the execution of the Agreement. The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1        Press Release dated February 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biota Pharmaceuticals, Inc.

Dated: February 26, 2015	By:	/s/ Joseph M. Patti
Name: Joseph M. Patti
Title: Chief Executive Officer and President
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated February 26, 2015